UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Inland Western Retail Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008 Long-Term Equity

Compensation Plan Summary

What is the Long-Term Equity Compensation Plan?

This plan allows for an employee of Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) to be awarded shares of stock and/or options to purchase shares of common stock.

Why is the plan being recommended?

Awarding shares and/or options should enable Inland Western to recruit and retain key employees while aligning stockholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of our financial goals.

Highlights of the plan:

•                  Available only to employees of Inland Western

(Approximately 280 employees)

•                  10 million shares of common stock are reserved for the plan

(Approximately 480 million outstanding shares)

•                  Awards must be granted prior to May 13, 2018

•                  Stock options are limited to 100,000 per employee per calendar year

Exercise price - fair market value of the stock on the date of the grant

•                  Restricted Stock shares are limited to 50,000 shares per employee per calendar year

•                  Performance shares are limited to 50,000 shares per employee per calendar year

This summary of the proposed Inland Western 2008 Long-Term Equity Compensation Plan is being provided in connection with the 2008 Annual Meeting of Stockholders to be held on October 14, 2008.  This summary is not complete.  Please review the plan in its entirety as included in the proxy statement.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the 2008 annual meeting of stockholders, Inland Western filed a definitive proxy statement and other materials with the SEC.  Investors and security holders are advised to read the definitive proxy statement because it contains important information. Certain of the company’s officers and directors may be deemed to be participants in the solicitation of proxies. Information regarding such individuals is included in the company’s Annual Report on Form 10-K, as amended by the company’s Annual Report on Form 10K/A previously filed with the SEC, and is included in the definitive proxy statement. Stockholders and investors may obtain additional information regarding the interests of Inland Western and its directors and executive officers, which may be different than those of Inland Western’s stockholders generally, by reading the definitive proxy statement and other relevant documents when filed with the SEC.  Stockholders and investors may obtain a free copy of the definitive proxy statement and other relevant documents when they become available, as well as other materials filed with the SEC concerning Inland Western, at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Investor Relations.

Inland Western Retail Real Estate Trust, Inc.  2901 Butterfield Road  Oak Brook, Illinois 60523   800.541.7661  www.inlandwestern.com